AMENDMENT TO FUND PARTICIPATION AGREEMENT

THIS AMENDMENT TO FUND PARTICIPATION AGREEMENT is made as of this 28th day of December, 2011, by and among Van Eck VIP Trust (f/k/a Van Eck Worldwide Insurance Trust), Van Eck Securities Corporation, Van Eck Associates Corporation and Great-West Life & Annuity Insurance Company (“Great-West”) (collectively, the “Parties”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

RECITALS

WHEREAS, the Parties entered into to a Fund Participation Agreement dated October 25, 1996, as amended, (the “Agreement”); and

WHEREAS, the Parties desire to add additional Great-West separate accounts to the Agreement; and

WHEREAS, the Parties desire and agree to amend the Agreement by deleting in its entirety Schedule A of the Agreement and replacing it with the Schedule A attached hereto.

WHEREAS, the Parties to the Agreement desire to add additional portfolio investment options to the Account; and

WHEREAS, the Parties desire and agree to amend the Agreement by deleting in its entirety Schedule B of the Agreement and replacing it with the Schedule B attached hereto.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereby amend the Agreement as follows:

1.	The first paragraph of the Agreement is deleted in its entirety and replaced with the following:

“THIS AGREEMENT, made and entered into as of this 25th day of October, 1996 by and among GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY (hereinafter “GWL&A”), a Colorado life insurance company, on its own behalf and on behalf of its separate accounts described in Schedule A (the “Account(s)”); VAN ECK

VIP TRUST (f/k/a VAN ECK WORLDWIDE INSURANCE TRUST), a business trust organized under the laws of Massachusetts (hereinafter, the “Fund”); VAN ECK ASSOCIATES CORPORATION (hereinafter, the “Adviser”), a corporation organized under the laws of Delaware; and VAN ECK SECURITIES CORPORATION (hereinafter, the “Distributor”), a corporation organized under the laws of Delaware.”

2.	Schedule A is hereby deleted in its entirety and replaced with the Schedule A attached hereto; and

3.	Schedule B is hereby deleted in its entirety and replaced with the Schedule B attached hereto; and

4.	All other provisions of the Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the 28th day of December, 2011.

GREAT-WEST LIFE AND ANNUITY INSURANCE COMPANY

By its authorized officer,

By:	/s/ Susan Gile
Name: Susan Gile
Title: Vice President
Date:

VAN ECK VIP TRUST

(f/k/a VAN ECK WORLDWIDE INSURANCE TRUST)

By its authorized officer,

By:	/s/ Jonathan R. Simon
Name: Jonathan R. Simon
Title: Vice President
Date: 12/28/11

VAN ECK SECURITIES CORPORATION

By its authorized officer,

By:	/s/ Jonathan R. Simon
Name: Jonathan R. Simon
Title: Vice President
Date: 12/28/11

VAN ECK ASSOCIATES CORPORATION

By its authorized officer,

By:	/s/ Jonathan R. Simon
Name: Jonathan R. Simon
Title: Vice President
Date: 12/28/11

SCHEDULE A

Separate Accounts

Name of Separate Accounts

Great-West Life & Annuity Insurance Company Accounts:

Variable Annuity-1 Series Account

Variable Annuity-2 Series Account

SCHEDULE B

Authorized Funds

Van Eck VIP Global Bond Fund – Initial Class

Van Eck VIP Emerging Markets Fund – Initial Class

Van Eck VIP Global Hard Assets Fund – Initial Class

Van Eck VIP Multi-Manager Alternatives Fund – Initial Class

Van Eck VIP Global Bond Fund – Class S (not currently offered)

Van Eck VIP Emerging Markets Fund – Class S (not currently offered)

Van Eck VIP Global Hard Assets Fund – Class S

Van Eck VIP Multi-Manager Alternatives Fund – Class S (not currently offered)